UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

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RLJ LODGING TRUST

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2022 Proxy Supplement

2 • Business Overview • Overview of Our Executive Compensation Program • Discussion of Our ESG Program and Ongoing Developments Table of Contents 1 2 3

3 RENAISSANCE PITTSBURGH BUSINESS OVERVIEW Actions taken by our management team have positioned RLJ to outperform throughout the pandemic and next cycle

4 PORTFOLIO PROFILE RLJ owns a geographically diversified portfolio of premium branded, high - margin, focused - service and compact full - service hotels 23% 21% 13% 13% 9% 7% 7% 4% 4% Embassy Suites Other Wyndham Courtyard Marriott Residence Inn Hyatt House Hilton Garden Inn Doubletree 53% 43% 4% Compact Full-Service Focused-Service Traditional Full-Service (1) As of December 31, 2021 (2) Represented as a percentage of FY 2019 EBITDA (3) Based on FY 2019 pro forma portfolio owned as of December 31, 2021 ; includes recently acquired hotels on stabilized basis 2 2 S tates 97 Comparable Hotels 21 , 500 G uestrooms 83 % R ooms R evenue Mix (3) Portfolio Overview (1) Property Types (2) Flags (2) Operating Metrics (3) 79% Occupancy $184 ADR $145 RevPAR $450M Hotel EBITDA 33% Hotel EBITDA Margin

5 DIVERSIFIED PORTFOLIO RLJ’s footprint in top Urban markets is well - positioned to capture recovery in all segments ▪ Sunbelt markets represent 46 % of RLJ’s Hotel EBITDA (1) New York City 4% Austin 5% Washington, D.C. 4% Houston 4% Louisville South Florida Chicago 9% Atlanta Portland Boston Philadelphia Indianapolis Pittsburgh Charleston Tampa Orlando New Orleans Dallas Denver San Francisco CBD Other NoCal 11% SoCal 5% 4% 13% 4% 5% (1) Based on FY 2019 EBITDA pro forma for the portfolio owned as of February 2022; excludes Chateau LeMoyne which is unconsol ida ted. Sunbelt E xposure

6 RLJ management’s proactive approach to strengthening the company’s balance sheet and rationalizing our portfolio has positioned us to navigate COVID and drive growth through the next cycle STRONG EXECUTION OF STRATEGY EMBASSY SUITES MANDALAY BEACH RESORT Strong Operating Performance during Recovery Efficient Capital Recycling Flexible Balance Sheet PRE - COVID STRATEGIC AND FINANCIAL DECISIONS ▪ Disposition of non - core assets has resulted in an enhanced growth profile and geographic footprint : – Improved annual RevPAR growth profile by 50 bps – Terminated Wyndham guarantee, received $35M payment and brought forward Wyndham repositionings – Positioned RLJ to unlock 200 bps of incremental RevPAR growth from rebranding Wyndham hotels – Increased concentration in key, high - quality markets – Identified multiple internal growth opportunities with double - digit returns Reshaped Portfolio and Improved Growth Profile Prudent Balance Sheet Management ▪ Entered 2020 with over $ 1 B of liquidity, significant flexibility, low leverage, and a well - laddered debt maturity profile ▪ Improved Net Debt / EBITDA to 3 . 1 x ; one of the lowest leverage levels among peers ▪ Balance sheet has positioned RLJ to support growth initiatives STRONG COMPETITIVE POSITION AMID COVID RECOVERY ▪ RLJ’s lean operating model allowed for achieving profitability sooner than most peers as portfolio occupancy recovered ▪ RLJ’s urban - centric portfolio is poised to benefit from the next leg of recovery as business and group travel strengthen ▪ Well - positioned to drive “above - cycle” growth by achieving $ 23 M - $ 28 M of incremental EBITDA from conversions, revenue enhancements and margin expansion initiatives currently underway ▪ Recycled ~ $ 200 M from non - core assets into three high - quality acquisitions at > 15 x EBITDA multiple accretion in 2021 ▪ Entered 2022 with significant investment capacity and a strong pipeline of attractive acquisition opportunities ▪ Over $ 1 B of liquidity to drive internal / external growth ▪ Raised $ 1 B of debt at one of the lowest rates among peers ▪ Extended weighted average maturity to 4 . 5 years and reduced interest rate by ~ 50 bps ▪ 100 % of debt is fixed or hedged and 82 of 97 hotels are unencumbered

7 HAMPTON INN & SUITES ATLANTA MIDTOWN OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM Changes to our executive compensation program have helped RLJ to address the unprecedented impact of the pandemic and retain and incentivize our existing executive team

8 EXECUTIVE COMPENSATION IS HIGHLY PERFORMANCE - BASED EXECUTIVE CHAIRMAN CEO CFO 19.8% 24.8% 27.7% 27.7% 11.3% 19.9% 34.4% 34.4% 23.7% 23.7% 26.3% 26.3% Base Salary Annual Cash Bonus Timed-Based Equity Awards Performance-Based Equity Awards 81% At Risk 89% At Risk 76% At Risk C ompensation package closely aligns executives with shareholders

9 CEO COMPENSATION EMPHASIZES LONG - TERM VALUE CREATION Pay Element Consideration Key Design Features Objective Short Term Base Salary • Cash • Reviewed annually against market data • Aligned with market level of peers • Reward the skill and expertise of our CEO on a day - to - day basis Annual Bonus (1) • Cash • 85% tied to achievement of corporate and strategic objectives and 15% to individual performance • Key bonus program metrics and weighting: (1) ▪ Gain market share in more than 50% of hotels (14.3%) ▪ Achieve full - year EBITDA forecast (33.3%) ▪ Sell non - core assets (14.3%) ▪ Sell DoubleTree Metropolitan (4.8%) ▪ Acquire accretive assets (14.3%) ▪ Refinance 2022 debt maturities (14.3%) ▪ Maintain minimum cash balance (2.5%) ▪ Advance conversions of three key properties (2.5%) • Reward the achievement of key annual initiatives • Focus on metrics and objectives that drive long - term value creation Long Term Multi - Year Performance Equity Award • Performance units convertible into restricted shares based on TSR performance • Tied to both absolute (25%) and relative TSR (75%) • Cumulative TSR Requirements: ▪ Absolute TSR between 9% and 21% ▪ Relative TSR between 25 th and 75 th percentiles • Transparent and competitive with similarly situated REITs based on RLJ’s performance • Awarded based on performance over rolling three - year periods • Deepened alignment of our CEO with RLJ’s shareholders • Emphasize multi - year share price performance Annual Performance Equity Grants • Restricted shares • Awarded annually • Vested based on review of the execution of our strategic business plan and our TSR performance • Vest on the first three - year annual anniversaries of the date of the grant • Aid the retention of our CEO The Compensation Committee has structured a CEO pay program that aligns pay with performance, is linked with metrics that are key value drivers for the business, and that promotes the retention of unique and diverse talent (1) Further detail on each key design feature can be found on page 51 of the 2022 proxy statement. Weighting percentages may add to greater than 100% due to rounding.

10 KEY FEATURES OF THE INCENTIVE AND RETENTION AWARDS In consideration of the desire to retain RLJ’s existing executive team, the Compensation Committee determined to award key RLJ executives a Retention award Key Incentive and Retention Grant Design Features to Support Long - Term Value Creation Rationale • The Compensation Committee undertook a comprehensive review of our executive compensation program to address the structural elements that were off - market, which resulted in the program losing its retentive and incentive effectiveness, particularly in light of the COVID - 19 pandemic • The Committee determined that action was required to address these concerns; corrections to the program structure were also made to address these challenges going forward (see slide 12 for details) • The rare, one - time awards were necessary in light of the material, negative impact the COVID - 19 pandemic had on the incentive structure of the performance equity compensation program to prevent near - term attrition of our executives Key Considerations • One - time grant designed to address: – Structural challenges to the program, exacerbated by the COVID - 19 pandemic – Long - term hurdle challenges to existing performance equity plan exacerbated by the COVID - 19 pandemic – Importance of r etaining and incentivizing our existing experienced and diverse RLJ management team in a highly competitive market • Informed by comprehensive analysis and peer benchmarking prepared by independent compensation consultant • 100% awarded in equity to incentivize shareholder value creation Award Amount for NEOs (1) • Leslie D. Hale (President and CEO): $6.37M • Sean M. Mahoney (CFO): $1.75M Conservative Vesting Schedule • Carefully considered vesting schedule designed to maximize shareholder alignment: ▪ Year 1: 10% ▪ Year 2: 25% ▪ Year 3: 65% (1) Value as of date of approval.

CONTEXTUALIZING 2021 CEO COMPENSATION

($ in millions)

RLJ Lodging Trust

The supplemental compensation figures below reflect the Compensation Committee's consistent, long-term approach to setting executive compensation



CEO COMPENSATION
$6.0
0.8
1.4
3.7
$7.0
0.8
1.3
4.8
$16.3
0.8
1.5
6.3
7.6
$6.0
0.8
1.4
3.7
$7.3
0.8
1.3
5.1
$7.5
0.8
1.5
5.1
2019
2020 (1)
2021
2019 (2)
2020 (2)
2021 (2,3)
Reported
Adjusted
One-Time Special Award
PSU/RSU
Non-Share Incentive Plan Compensation
Salary
All Other Compensation (4)

Additional Context

- The one-time, extraordinary retention award provided to our CEO inhibits direct comparability year-over-year for executive compensation as reported in the 2022 summary compensation table
- The Compensation Committee is committed to creating long-term value through a thoughtful, consistent framework; the granting of special awards is a unique and rare response to recent circumstances
- The Committee maintains its long-term framework and believes these adjusted figures illustrate its consistent philosophy in the appropriate context

(1) 2019 was the first full year in the role of CEO for Ms. Hale and is the reason for the increase in share awards in 2020.
(2) Reflects the value of the restricted shares and performance units as of the date the awards were approved by the Compensation Committee.
(3) The amounts set forth for the adjusted total (i) excludes the one-time retention awards granted to Ms. Hale in 2021, and (ii) reflects the value of the restricted shares and performance units as of the date the awards were approved by the Compensation Committee.
(4) "All Other Compensation" in 2019-2021 has totaled less than $100,000 in each year.

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12 ENHANCING THE LONG - TERM INCENTIVE PROGRAM Overview of Compensation Committee Process • The Committee undertook a comprehensive review of the compensation plan with the assistance of a compensation consultant , conducting a thorough, data - driven analysis and benchmarking ▪ The performance equity program had not awarded any shares since 2015 and the potential for future payout was severely impaired by the COVID - 19 pandemic ▪ Moreover, the program was overly weighted towards absolute TSR (40%) relative to peer practices , leaving executive compensation in large part subject to larger macro and industry forces outside of management control • In consideration of these factors, the Committee determined that the terms of the plans were significantly out of line with current market standards due to overly stringent hurdles, and revised the performance equity plan accordingly • The revised absolute and relative TSR hurdles remain rigorous compared to peers • The enhancements to the program are designed to correct the off - market and ineffective incentive structure and will facilitate long - term executive retention The Compensation Committee, in collaboration with its compensation consultant, undertook a data - driven process to more closely align the plan with the business and with peer and market practices Overview of Changes to Performance Equity Program to Foster Better Alignment Plan Term 2020 Multi - Year Award 2021 Multi - Year Award • Allocation between Absolute TSR and Relative TSR 40% Absolute TSR 60% Relative TSR 25% Absolute TSR 75% Relative TSR • Threshold % of Target Award 25% 50% • Rigorous Absolute TSR Hurdles Threshold – 18% Target – 30% Maximum – 42% Threshold – 9% Target – 15% Maximum – 21% • Rigorous Relative TSR Hurdles Threshold – 35th percentile Target – 55th percentile Maximum – 85th percentile Threshold – 25th percentile Target – 50th percentile Maximum – 75th percentile • Time - Based Vesting 50% vested at end of performance measurement period and 50% on the first anniversary thereafter 100% vested at end of the three - year performance measurement period RLJ’s performance equity program remains more rigorous than our peers

13 HILTON CABANA MIAMI BEACH OUR ESG PROGRAM AND ONGOING DEVELOPMENTS RLJ has long been committed to strong ESG and governance practices, and we are taking further steps to develop our ESG reporting and long - term goals

14 DEEP COMMITMENT TO ESG ▪ In recognition of the strategic importance of increasing environmental efficiency we… – Achieved cost reductions through investments in energy and water efficiency that have yielded over $500,000 in annual cost savings as of 2019 – Routinely track our asset efficiency profile to monitor progress and identify opportunities for continued cost and energy reductions ▪ Our commitment and leadership on social responsibility continues with… – Supporting communities through inclusive labor practices, policies and philanthropic volunteering and donation programs that encourage a culture of generosity and community engagement – Maintaining a diverse and inclusive culture at all levels of our organization from associates to the board ▪ We are strengthening our approach to governance by… – Establishing an internal ESG committee that reports through the CEO to the Board’s Nominating and Corporate Governance Committee – Enhancing transparency by developing further disclosures in line with SASB and TCFD – Maintaining an active dialogue with top shareholders and being responsive to shareholder perspectives Our sustainability strategy aligns our ESG objectives with our commitment to all stakeholders ENVIRONMENTAL SOCIAL GOVERNANCE

15 ESG IMPACT 8.70 8.12 7.98 2017 2018 2019 Carbon Intensity 137.06 136.62 132.06 2017 2018 2019 Water Intensity ENVIRONMENTAL ▪ 77 % of our properties have equipped guestrooms with digital thermostats ▪ 76 % of our properties utilize an environmental management system, while 73 % have low - flow toilets, faucets, or showerheads ▪ We have achieved 40 % cost savings on water & carbon reduction investments ▪ Investments in 130 + efficiency projects since 2015 , resulting in reduction of energy usage by 5 . 9 m kWh and water usage by 20 , 000 kGal We are deeply focused on the environmental and social impact of our business SOCIAL ▪ 56 % of trustees are ethnically diverse and 33 % are female ▪ Over half of RLJ’s corporate employees are ethnically diverse and 56 % are female ▪ RLJ is active in philanthropy with over $ 4 M in donations and 427 service hours among associates 25.46 25.69 25.25 2017 2018 2019 Energy Intensity (kGal) (kgCO2e) (kWh) PARTNERSHIPS “As we operate our business, we continue to maintain our long - standing focus on sound environmental stewardship . We diligently follow strategies across a wide range of functions that reduce our environmental impact, such as investing in areas that allow us to effectively monitor and reduce our water and energy usage while optimizing overall efficiency .” – Leslie Hale, CEO “I am especially proud of our long - standing commitment to the importance of diversity in the workplace . The principles of diversity and inclusion have been embedded in RLJ since its founding by Robert L. Johnson, an iconic and highly successful African American entrepreneur. As a result, we have maintained a diverse board of trustees and employee base since the Company’s inception.” – Leslie Hale, CEO 36% 12% 4% 4% 44% Associate Ethnicity African American Asian Hispanic Other White

RLJ Lodging Trust

UNIQUELY DIVERSE AND HIGHLY ENGAGED BOARD OF TRUSTEES



E

Robert L. Johnson *(Executive Chairman)*
Age: 75
Trustee Since: 2011
Committees: N/A



E

Leslie D. Hale *(President and CEO)*
Age: 49
Trustee Since: 2018
Committees: N/A



I

Senator Evan Bayh
Age: 66
Trustee Since: 2011
Committees: Compensation, Nominating and Corporate Governance*



I

Arthur R. Collins
Age: 62
Trustee Since: 2016
Committees: Compensation, Nominating and Corporate Governance



L I

Nathaniel A. Davis*
Age: 68
Trustee Since: 2011[1]
Committees: Compensation*, Nominating and Corporate Governance



I

Patricia L. Gibson
Age: 59
Trustee Since: 2017
Committees: Audit, Nominating and Corporate Governance



I

Robert M. La Forgia
Age: 63
Trustee Since: 2011
Committees: Audit*, Nominating and Corporate Governance



I

Robert J. McCarthy
Age: 68
Trustee Since: 2018
Committees: Audit, Nominating and Corporate Governance



I

Robin Zeigler
Age: 49
Trustee Since: 2022
Committees: Audit, Nominating and Corporate Governance

- Senior Executive VP & COO, Cedar Realty Trust (2016-Present)[2]; EVP & Head of Operations, Penzance (2015-2016); COO (Mid-Atlantic Region), Federal Realty Investment Trust (2004-2015)
- Board member of NETSTREIT and JLL Public Income Trust
- Significant leadership experience managing commercial real estate platforms; strong finance, accounting, operational and board experience
- B.A., Accounting, Florida A&M; M.B.A., Georgia State University

Board Experience

~7yr Average Tenure

Board Diversity


3
6

67%
Gender or Ethnically Diverse


2
7

78%
Independent

I **Independent Trustee** E **Executive Trustee** L **Lead Independent Trustee** * **Committee Chair**

Note: Represents pro forma Board adjusting for Glenda McNeal's forthcoming departure following the 2022 AGM.
(1) Lead Independent Trustee since 2016.
(2) Per Cedar Realty Trust Inc.'s preliminary proxy filed 4/5/2022 in relation to the proposed sale of substantially all of its assets, no current executive officers of Cedar Realty Trust, including Robin Zeigler, have discussed or entered into any agreement regarding employment with any purchasers of the company's assets. As such, we expect Ms. Zeigler's employment as a named executive officer of a publicly traded company to end concurrent with the closing of the aforementioned transaction.

16

17 TRUSTEES BRING DEEP EXPERIENCE AND PERSPECTIVE Real Estate Experience Travel and Hospitality Business Operations and Strategy Brand Development and Marketing Corporate Governance ESG Cybersecurity Public Company Board Experience Public Company Executive Leadership Investment and Financial, M&A Accounting and Finance Risk Management Global Business Government, Law and Regulatory High - quality executives with operational and governance experience Experience or Expertise Number of Trustees Significant finance experience allows the board to properly assess financial risks and opportunities Abundance of relevant industry and operational expertise Necessary legal and regulatory expertise to lead RLJ through the industry’s global landscape (1) (1) Current or former experience on a public company board, excluding current service at RLJ. Our trustees bring significant experience and expertise in overseeing the execution of our growth strategy, mitigate risk and drive sustainable shareholder value

18 BOARD OVERSIGHT OF RISK ACROSS KEY COMMITTEES Audit Committee Compensation Committee Nominating & Corporate Governance Committee • Oversee the integrity of our financial statements and financial reporting processes • Oversee compliance with financial, legal and regulatory requirements • Monitor our internal audit function • Evaluate overall corporate risk profile • Ensure executive compensation is designed with an appropriate balance between risk and reward • Ensure no excessive or unnecessary risk - taking behavior • Formal responsibility for overseeing ESG strategy, working with our internal ESG Committee to identify and address key ESG risks • Oversee compliance with our Corporate Governance Guidelines and applicable laws and regulations • Assess corporate governance - related risk • Monitor all E&S - related factors unless related to another committee’s remit, including environmental stewardship and diversity, equity & inclusion consideration Our board of trustees is responsible for overseeing risk management, including regular engagement as part of broad strategic and operational discussions Core strategic risks, including those intrinsically tied to ESG issues, are overseen by the entire board

19 COMPENSATION AND GOVERNANCE BEST PRACTICES Compensation Corporate Governance x Executive compensation is highly performance - based x Formulaic short - term incentive bonus program based on pre - established individual and corporate performance (1) x Alignment between executive officers and long - term investors through executive compensation in the form on multi - year performance - based equity awards x  Enhanced executive officer retention with time - based, multi - year vesting equity incentive awards granted for prior - year performance x Clawback policy x Robust share ownership guidelines for executives and trustees x The Compensation Committee is 100% comprised of independent trustees x The Compensation Committee retains an independent compensation consultant x No tax gross - up payments for executive officers x No “single - trigger” change in control cash severance payments x Incentive compensation is not based on a single performance motive, which discourages excessive risk taking x No guarantee of annual salary x Hedging or pledging of our securities is not permitted x No excessive executive perquisites x 7 of 9 trustees are independent, including all members of our board committees x Separate Chairman and CEO roles x Lead Independent Trustee, with defined duties x 3 of 9 trustees are women, and 5 of 9 trustees are ethnically diverse x Balanced trustee tenure with an average tenure of approximately 7 years x Board composition is diverse in age, skills and experiences x Independent trustees regularly meet without management present x Robust Code of Business Conduct and Ethics x Annual board review and self - evaluation x Active shareholder engagement and communication x Stock ownership requirements for trustees and executive officers x Annual election of trustees with a majority voting standard x Board responsibility for risk oversight x Adopted amendments to our Declaration of Trust and bylaws to allow shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter x Strong commitment to Environmental, Social and Governance Stewardship Our compensation and corporate governance policies are designed to protect the best interests of shareholders and promote value creation (1) As a result of uncertainty arising from the COVID - 19 pandemic, in 2020, RLJ did not adopt formal metrics for its short - term incentive bonus program, but instead decided to evaluate the Company’s performance subjectively at the end of the year and apply its discretion to award cash bonu ses .

20 OUR ESG PROFILE – STRONG BASE AND CONTINUED PROGRESS RLJ is constantly striving to advance its ESG program, building on a foundation of strong governance, stakeholder advancement and diversity, equity and inclusion • We have in place a robust program focused on our environmental and social impact , the latter drawing on RLJ’s deep, longstanding commitment to diversity, equity and inclusion • The diversity on our board, executive management team and throughout the company are a model to emulate for the rest of the industry • The Board of Trustees formalized the Nominating and Corporate Governance Committee’s oversight of ESG matters and established an internal ESG Committe e reporting up to the Nominating and Corporate Governance Committee through the CEO • We are taking a proactive approach to strengthening our ESG program and working on further disclosures, reporting and targets aligned with frameworks such as the Sustainability Accounting Standards Board and Task Force on Climate - Related Financial Disclosures • Our Compensation Committee undertook a comprehensive, data - driven process in 2021 to reinforce our compensation program’s linkages with long term value creation RLJ is excited to build on its ESG momentum and continue delivering for a diverse range of stakeholders

21 This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID - 19 pandemic, and the impact of the COVID - 19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions . Although the Company believes that the expectations reflected in such forward - looking statements are based upon reasonable assumptions, beliefs and expectations, such forward - looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward - looking statements . Some factors that might cause such a difference include the following : the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth ; the duration and scope of the COVID - 19 pandemic and its impact on the demand for travel and on levels of consumer confidence ; actions governments, businesses and individuals take in response to the pandemic ; the impact of the pandemic on global and regional economies, travel, and economic activity ; public adoption rates of COVID - 19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID - 19 , and the pace of recovery when the COVID - 19 pandemic subsides ; increased direct and indirect competition, changes in government regulations or accounting rules ; changes in local, national and global real estate conditions ; declines in the lodging industry, including as a result of the COVID - 19 pandemic ; seasonality of the lodging industry ; risks related to natural disasters, such as earthquakes and hurricanes ; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics ; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms ; changes in interest rates ; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt ; the Company’s ability to identify suitable acquisitions ; the Company’s ability to close on identified acquisitions and integrate those businesses ; and inaccuracies of the Company’s accounting estimates . Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10 - K for the year ended December 31 , 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID - 19 pandemic . Given these uncertainties, undue reliance should not be placed on such statements . Except as required by law, the Company undertakes no obligation to update or revise publicly any forward - looking statements, whether as a result of new information, future events or otherwise . The Company cautions investors not to place undue reliance on these forward - looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward - Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission . FORWARD - LOOKING STATEMENTS